Exhibit 10.2

INVESTMENT AGREEMENT

Dated as of June 30, 2005 (this "AGREEMENT"), between Royaltech Corp. (the “Company”), and Aventech Capital Inc. (the “Investors”).

WHEREAS, the Company is biotech company Delaware;

WHEREAS, the Investors wishes to invest in the business activities of the Company, and the Company wishes to obtain the service about financing and prepare document;

NOW THEREFORE in consideration of the mutual covenants and agreements of current and future signatories, each of the Parties, by its execution of this Agreement, agrees to accept and be bound by the terms and conditions set out herein:

1. On the terms and subject to the conditions set forth in this Agreement, as of the effective date of this Agreement, the Investors shall provide financing service and prepare SB-2 document for Royaltech Corp. The service value is about US$25,000.

2. On the terms and subject to the conditions set forth in this Agreement, upon consummation of all the obligations of the Investors specified in section 1 of this Agreement, the Company shall pay the Investors 350,000 shares of the Company’s common stock.

3. The text of this Agreement is prepared with two copies. Each party will receive one copy. Both copy of the Agreement are equally valid.

4. The Parties agree to take such action as is necessary to amend this Agreement or provide supplement to this Agreement from time to time as is necessary. No amendment or modification of this Agreement shall be valid unless made in writing and signed by all parties.

6. The effective date of this Agreement is June 30, 2005.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year above written.

The Company:	The Investors:
Royaltech Corp.	Aventech Capital Inc.
By: /s/ Chun Xu	Signature: /s/ Chenxi Shi
Name: Chun Xu	Name: Chenxi Shi